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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (date of earliest event reported): July 1, 2001

  Commission File     Exact name of registrant as specified in its charter, state       I.R.S. Employer
      Number           of incorporation, address of principal executive offices,     Identification Number
                                         and telephone number

      1-3274                           FLORIDA POWER CORPORATION                           59-0247770
                                          One Progress Plaza
                                     St. Petersburg, Florida 33701
                                       Telephone: (727) 820-5151

                         State of Incorporation: Florida

      The address of the registrant has not changed since the last report.



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ITEM 5.  OTHER EVENTS

         (a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated July 10, 2001, by and between the Registrant and Banc of America Securities LLC, as representative of the several underwriters, in connection with the offering of $300,000,000 aggregate principal amount of the Registrant's First Mortgage Bonds, 6.650% Series due 2011, registered with the Securities and Exchange Commission on Form S-3 (Reg. Nos. 333-63204, 33-55273, 33-62210 and 333-29897). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

         (b) THIRTY-NINTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Thirty-Ninth Supplemental Indenture, dated as of July 1, 2001, to its Indenture, dated January 1, 1944, as supplemented, (the "Mortgage"), with First Chicago Trust Company of New York, as successor Trustee, in connection with the issuance of the Registrant's First Mortgage Bonds, 6.650% Series due 2011. A copy of the Thirty-Ninth Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c)      EXHIBITS.

                  1 Underwriting Agreement, dated July 10, 2001, by and between the Registrant and Banc of America Securities LLC, as representative of the several underwriters.

                  4 Thirty-Ninth Supplemental Indenture, dated as of July 1, 2001, to the Registrant's Indenture, dated January 1, 1944, as supplemented, (the "Mortgage"), with First Chicago Trust Company of New York, as successor Trustee.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FLORIDA POWER CORPORATION

                                      By:  /s/Peter M. Scott III
                                           ---------------------
                                              Peter M. Scott III
                                              Executive Vice President and
                                              Chief Financial Officer

Date:  July 23, 2001


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                                  EXHIBIT INDEX



1 Underwriting Agreement, dated July 10, 2001, by and between the Registrant and Banc of America Securities LLC, as representative of the several underwriters.

4 Thirty-Ninth Supplemental Indenture, dated as of July 1, 2001, to the Registrant's Indenture, dated January 1, 1944, as supplemented, (the "Mortgage"), with First Chicago Trust Company of New York, as successor Trustee.